Exhibit 10.17

CONTINUING GUARANTY AGREEMENT

THIS CONTINUING GUARANTY AGREEMENT (this “Guaranty”) is made as of June 16, 2010, by SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings” or the “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, with an address at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, in its capacity as administrative agent (together with its successors in such capacity, “Agent”) for certain financial institutions (“Lenders”; Agent and each of the Lenders is sometimes referred to individually hereinafter as a “Guaranteed Party” and, collectively, as the “Guaranteed Parties”) party to the Loan Agreement (as defined below), and such Lenders.

Recitals:

Guaranteed Parties are parties to that certain Loan and Security Agreement dated as of the date hereof (as at any time amended, modified, restated or supplemented, the “Loan Agreement”) with Spectrum Brands, Inc., a Delaware corporation and a wholly-owned Subsidiary of Holdings (“Spectrum”), and Spectrum’s Subsidiaries listed on the signature pages thereto, each as a borrower (together with each other wholly-owned, Domestic Subsidiary of Spectrum that, in accordance with Section 10.1.9 of the Loan Agreement, becomes a borrower thereunder after the Closing Date, collectively, “Borrowers”), and Holdings. Pursuant to the Loan Agreement, Guaranteed Parties have agreed, subject to all the terms and conditions thereof, to make loans and other extensions of credit to Borrowers from time to time secured by security interests in and liens upon all or substantially all assets of Borrowers.

A condition set forth in the Loan Agreement to Guaranteed Parties’ obligation to make loans or other extensions of credit to Borrowers is the Guarantor’s execution and delivery of this Guaranty.

To induce Guaranteed Parties to make loans or otherwise extend credit or other financial accommodations from time to time to Borrowers under the Loan Agreement, the Guarantor is willing to execute this Guaranty.

Agreement:

NOW, THEREFORE, the Guarantor hereby agrees as follows:

1. Definitions; Rules of Construction. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. As used herein, the words “herein,” “hereof,” “hereunder,” and “hereon” shall have reference to this Guaranty taken as a whole and not to any particular provision hereof; and the word “including” shall mean “including, without limitation.”

2. Guaranty. (a) The Guarantor hereby unconditionally and absolutely guarantees to each Guaranteed Party the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, now existing or hereafter incurred, created or arising, and howsoever evidenced, whether created directly to or acquired by assignment or otherwise by any Guaranteed Party, and whether Borrowers may be liable individually or jointly with others, and regardless of whether recovery upon any of such Obligations becomes barred by any statute of limitations, is void or voidable under any law relating to fraudulent obligations or otherwise or is or becomes invalid or unenforceable for any other reason (all of the Obligations being jointly referred to herein as the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the term “Guaranteed Obligations” as used herein shall include all debts, liabilities and obligations incurred by any Borrower to any of Guaranteed Parties in any bankruptcy case of such Borrower and any interest, fees or other charges accrued in any such bankruptcy, whether or not any such interest, fees or other charges are recoverable from such Borrower or its estate under 11 U.S.C. § 506.

(b) No Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or in payment of any of the Guaranteed Obligations. If and to the extent any Guaranteed Party receives any payment on account of any of the Guaranteed Obligations (whether from a Borrower, the Guarantor or a third party obligor or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any state, federal or foreign bankruptcy or other insolvency law, common law or equitable cause, then the part of the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive payment in full of the Obligations and the termination of this Guaranty.

(c) Guaranteed Parties shall have the right to seek recourse against the Guarantor to the full extent provided for herein and against each Borrower to the full extent provided for in any of the Loan Documents. No election to proceed in one form of action or proceeding, or against any Person, or on any obligation, shall constitute a waiver of any Guaranteed Party’s right to proceed in any other form of action or proceeding or against any other Person unless such Guaranteed Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guaranteed Parties against any Borrower under the Loan Documents or any other instrument or agreement evidencing or securing Guaranteed Obligations shall serve to diminish the liability of the Guarantor for the balance of the Guaranteed Obligations.

3. Nature of Guaranty. This Guaranty is a primary, immediate and original obligation of the Guarantor; is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Guaranteed Obligations and not of collectibility only; is not contingent upon the exercise or enforcement by Guaranteed Parties of whatever rights or remedies Guaranteed Parties may have against any Borrower or others, or the enforcement of any Lien or realization upon any Collateral or other security that any of Guaranteed Parties may at any time possess; and shall remain in full force and effect without regard to future changes in conditions, including change of law or any invalidity or unenforceability of any Guaranteed Obligations or agreements evidencing same. This Guaranty shall be in addition to any other present or future guaranty or other security for any of the Guaranteed Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other Person of this Guaranty or any other guaranty or suretyship agreement.

4. Payment and Enforcement of Guaranteed Obligations. (a) If the Guarantor should dissolve or become insolvent (within the meaning of the New York Uniform Commercial Code), or if a petition for an order for relief with respect to the Guarantor should be filed by or against the Guarantor under any chapter of the Bankruptcy Code, or if a receiver, trustee, conservator or other custodian should be appointed for the Guarantor or any of the Guarantor’s property, or if an Event of Default shall occur and be continuing, then, in any such event and whether or not any of the Guaranteed Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment thereof has been made, Guaranteed Parties may, without notice to the Guarantor, make the Guaranteed Obligations immediately due and payable hereunder as to the Guarantor, and Guaranteed Parties shall be entitled to enforce the obligations of the Guarantor hereunder if the Guaranteed Obligations are then due and payable in full. If any of the Guaranteed Obligations are collected by or through an attorney at law, the Guarantor agrees to pay to Guaranteed Parties attorneys’ fees and court costs. The Guarantor shall be obligated to make multiple payments under this Guaranty to the extent necessary to cause full payment of the Guaranteed Obligations.

(b) Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any setoff, counterclaim, or subject to the Loan Agreement, withholding so that, in each case, Guaranteed Parties shall receive, after giving effect to any taxes required to be grossed up pursuant to the Loan Agreement, the full amount that they would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for taxes already included in the Guaranteed Obligations). If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations become unrecoverable from any or all Borrowers by reason of one or more Borrowers’ insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor had at all times been the principal obligor on all such Guaranteed Obligations. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, dissolution or reorganization of debt or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Loan Documents or other instrument or agreement evidencing or securing the payment of the Guaranteed Obligations shall nevertheless be immediately due and payable by the Guarantor.

(c) The books and records of Guaranteed Parties showing the account between Guaranteed Parties and Borrowers shall be admissible in evidence in any action or proceeding against or involving the Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Guaranteed Parties rendered to Borrowers, to the extent no written objection thereto is made within 30 days from the date of sending thereof to Borrowers, shall be deemed conclusively correct and shall constitute an account stated between Guaranteed Parties and Borrowers and shall be binding on the Guarantor.

(d) The Guarantor acknowledges that Agent is authorized and empowered to enforce this Guaranty for the benefit of all of the Guaranteed Parties and to collect from the Guarantor the amount of the Guaranteed Obligations from time to time, in Agent’s own name and without the necessity of joining any other Guaranteed Party in any action, suit or other proceeding to enforce this Guaranty.

5. Specific Waivers of the Guarantor. (a) To the fullest extent permitted by Applicable Law, the Guarantor does hereby waive notice of each Guaranteed Party’s acceptance hereof and reliance hereon; notice of the extension of credit from time to time by Guaranteed Parties to any Borrower and the creation, existence or acquisition of any Guaranteed Obligations; notice of the amount of Guaranteed Obligations of Borrowers to Guaranteed Parties from time to time (subject, however, to the Guarantor’s right to make inquiry of Agent to ascertain the amount of Guaranteed Obligations at any reasonable time); notice of any adverse change in any Borrower’s financial condition or of any other fact that might increase the Guarantor’s risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of default or acceleration; all other notices and demands to which the Guarantor might otherwise be entitled; any right the Guarantor may have, by statute or otherwise, to require Guaranteed Parties to institute suit against any Borrower after notice or demand from the Guarantor or to seek recourse first against any Borrower or otherwise, or to realize upon any security for the Guaranteed Obligations, as a condition to enforcing the Guarantor’s liability and obligations hereunder; any defense that any Borrower may at any time have or assert based upon the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; any defense that other indemnity, guaranty, or security was to be obtained; any defense or claim that any Person purporting to bind any Borrower to the payment of any of the Guaranteed Obligations did not have actual or apparent authority to do so; any right to contest the commercial reasonableness of the disposition of any Collateral; any defense or claim that any other act or failure to act by any Guaranteed Party had the effect of increasing the Guarantor’s risk of payment; and any other legal or equitable defense to payment hereunder (except any defense that Borrowers have made indefeasible payment of the Guaranteed Obligations, and such payment has not been disgorged).

(b) To the fullest extent permitted by Applicable Law, the Guarantor also hereby waives and renounces (for itself and its successors and assigns) any and all rights or defenses arising by reason of any “one action” or “anti-deficiency” law that would otherwise prevent Guaranteed Parties from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of setoff) against the Guarantor before or after any Guaranteed Party’s commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise, or any other law that in any other manner would otherwise require any election of remedies by any Guaranteed Party; and any right that the Guarantor may have to claim or recover in any litigation arising out of this Guaranty or any of the other Loan Documents, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

6. Guarantor’s Consents and Acknowledgments. (a) The Guarantor consents and agrees that, without notice to or by the Guarantor and without reducing, releasing, diminishing, impairing or otherwise affecting the liability or obligations of the Guarantor hereunder, any Guaranteed Party may (with or without consideration) compromise or settle any of the Guaranteed Obligations; accelerate the time for payment of any of the Guaranteed Obligations; extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations; increase the amount of the Guaranteed Obligations; refuse to enforce, or release all or any Persons liable for the payment of, any of the Guaranteed Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the principal amount of any of the Guaranteed Obligations or grant other indulgences to any Borrower in respect thereof; amend, modify, terminate, release, or waive any Loan Documents or any other documents or agreements evidencing, securing or otherwise relating to the Guaranteed Obligations (other than this Guaranty); release, surrender, exchange, modify or impair, or consent to the sale, transfer or other disposition of, any Collateral or other property at any time securing (directly or indirectly) any of the Guaranteed Obligations or on which Guaranteed Parties may at any time have a Lien; fail or refuse to perfect (or to continue the perfection of) any Lien granted or conveyed to any Guaranteed Party with respect to any Collateral, or to preserve rights to any Collateral, or to exercise care with respect to any Collateral in any Guaranteed Party’s possession; extend the time of payment of any Collateral consisting of accounts, notes, chattel paper, payment intangibles or other rights to the payment of money; refuse to enforce or forbear from enforcing its rights or remedies with respect to any Collateral or any Person liable for any of the Guaranteed Obligations or make any compromise or settlement or agreement therefor in respect of any Collateral or with any party to the Guaranteed Obligations; release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties to this Guaranty or not; subordinate payment of any of the Guaranteed Obligations to the payment of any other liability of any Borrower; or apply any payments or proceeds of Collateral received to the liabilities of any Borrower to any Guaranteed Party regardless of whether such liabilities consist of Guaranteed Obligations and regardless of the manner order or of any such application.

(b) The Guarantor is fully aware of the financial condition of each Borrower. The Guarantor delivers this Guaranty based solely upon the Guarantor’s own independent investigation and in no part upon any representation or statement of any Guaranteed Party with respect thereto. The Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning each Borrower’s financial condition as the Guarantor may deem material to its obligations hereunder, and the Guarantor is not relying upon, nor expecting any Guaranteed Party to furnish the Guarantor, any information in any Guaranteed Party’s possession concerning Borrower’s financial condition. If any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any information to the Guarantor regarding any Borrower, any of the Collateral or any transaction or occurrence in respect of any of the Loan Documents, such Guaranteed Party shall be under no obligation to update any such information or to provide any such information to the Guarantor on any subsequent occasion. The Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of “Guaranty,” which risks include, without limitation, the possibility that any Borrower will contract additional Guaranteed Obligations for which the Guarantor may be liable hereunder after such Borrower’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

7. Continuing Nature of Guaranty. (a) This Guaranty shall continue in full force and effect until the Guaranteed Obligations have been fully paid and discharged (or, in the case of Contingent Obligations, such as those arising from any Letter of Credit, Cash Collateralized as required by the Loan Documents) and all financing commitments under the Loan Agreement or otherwise have been terminated. The Guarantor acknowledges that there may be future advances by Guaranteed Parties, after the date hereof but before the Full Payment of the Guaranteed Obligations, to Borrowers (although Guaranteed Parties may be under no obligation to make such advances) and that the number and amount of the Guaranteed Obligations are unlimited and may fluctuate from time to time hereafter, and this Guaranty shall remain in force at all times hereafter, whether there are any Guaranteed Obligations outstanding from time to time or not.

(b) To the fullest extent permitted by Applicable Law, the Guarantor waives any right that it may have to terminate or revoke this Guaranty. If, notwithstanding the foregoing waiver, the Guarantor shall nevertheless have any right under Applicable Law to terminate or revoke this Guaranty, which right cannot be waived by the Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this Guaranty and signed by the Guarantor, is actually delivered pursuant to Section 14.3 of the Loan Agreement to the individual to whose attention at Agent such notice is required to be sent; but any such termination or revocation shall not affect the obligation of the Guarantor or its successors or assigns with respect to any of the Guaranteed Obligations owing to Guaranteed Parties and existing at the time of the receipt by Agent of such revocation or to arise out of or in connection with any transactions theretofore entered into by Guaranteed Parties with or for the account of Borrowers. If any Guaranteed Party grants loans or other extensions of credit to or for the benefit of any Borrower or takes other action after the termination or revocation by the Guarantor but prior to Agent’s receipt of such written notice of termination or revocation, then the rights of such Guaranteed Party hereunder with respect thereto shall be the same as if such termination or revocation had not occurred.

8. Reserved.

9. Subordination; Postponement of Subrogation Rights. (a) Any and all present and future debts and obligations of each Borrower to the Guarantor are hereby subordinated to the full payment of the Guaranteed Obligations by such Borrower to Guaranteed Parties. If any payment shall be made to the Guarantor on account of any indebtedness owing by a Borrower to the Guarantor during any time that any Guaranteed Obligations are outstanding, the Guarantor shall hold such payment in trust for the benefit of Guaranteed Parties and shall make such payments to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the discretion of Guaranteed Parties. The provisions of this Guaranty shall be supplemental to and not in derogation of any rights and remedies of any Guaranteed Party or any affiliate of any Guaranteed Party under any separate subordination agreement that such Guaranteed Party or such affiliate may at any time or from time to time enter into with the Guarantor.

(b) Until the Guaranteed Obligations have been paid in full and the Loan Agreement and all commitments of Guaranteed Parties thereunder have been terminated, the Guarantor shall not assert any claim, right or remedy (whether or not arising in equity, by contract or under Applicable Law) against any Borrower or any other Person by reason of the Guarantor’s payment or other performance hereunder. Without limiting the generality of the foregoing, the Guarantor hereby subordinates to the full and final payment of the Guaranteed Obligations any and all legal or equitable rights or claims that the Guarantor may have to reimbursement, subrogation, indemnity and exoneration and agrees that until all of the Guaranteed Obligations have been paid in full and the Loan Agreement and all commitments thereunder have been terminated, the Guarantor shall have no recourse to any assets or property of any Borrower (including any Collateral) and no right of recourse against or contribution from any other Person in any way directly or contingently liable for any of the Guaranteed Obligations, whether any of such rights arise under contract, in equity or under Applicable Law.

10. Other Guaranties. If on the date of the Guarantor’s execution of this Guaranty or at any time thereafter any Guaranteed Party receives any other guaranty from the Guarantor or from any other Person of any of the Guaranteed Obligations, the execution and delivery to such Guaranteed Party and such Guaranteed Party’s acceptance of any such additional guaranty shall not be deemed in lieu of or to supersede, terminate or diminish this Guaranty, but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided in such additional or supplementary guaranty; and if, prior to the date hereof, the Guarantor or any other Person has given to any Guaranteed Party a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty and not to be in lieu thereof or to supersede, terminate or diminish such previous guaranty or guaranties.

11. Application of Payments. Unless otherwise required by Applicable Law or a specific agreement to the contrary, all payments received by Guaranteed Parties from any Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations or from proceeds of the Collateral may be applied (or reversed and reapplied) by Guaranteed Parties to the Guaranteed Obligations in accordance with the Loan Agreement and the ABL Intercreditor Agreement, without affecting in any manner the Guarantor’s liability hereunder.

12. Limitation on Guaranty. To the extent any performance of this Guaranty would violate any applicable usury statute or other Applicable Law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this Guaranty shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of legal validity. Nothing in this Guaranty shall be construed to authorize Guaranteed Parties to collect from the Guarantor any interest that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by Guaranteed Parties under Applicable Law. The provisions of this paragraph shall control every other provision of this Guaranty.

13. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder at any time shall be given pursuant to Section 14.3 of the Loan Agreement at such time.

14. Governing Law; Venue. This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of New York. All actions, suits or proceedings arising directly or indirectly hereunder may, at the option of Agent, be litigated in courts having suits within the State of New York, and the Guarantor hereby expressly consents to the jurisdiction of any state or federal court located within said state and agrees that any service of process in such action or proceedings may be made by personal service upon the Guarantor wherever the Guarantor may be then located, or by certified or registered mail directed to the Guarantor at the Guarantor’s last known address; provided, however, that the foregoing shall not prevent Guaranteed Parties from bringing any action, enforcing any Lien or judgment or exercising any rights or remedies against the Guarantor, against any Collateral, or against any property of the Guarantor, within any other county, state or other foreign or domestic jurisdiction. The Guarantor waives any objection to venue and any objection based on a more convenient form in any action instituted under this Guaranty.

15. Successors and Assigns. All the rights, benefits and privileges of Guaranteed Parties shall vest in and be enforceable by Guaranteed Parties and their respective successors, transferees and assigns. This Guaranty shall be binding upon the Guarantor and the Guarantor’s successors and assigns. Without limiting the generality of the foregoing, any Guaranteed Party may assign, in accordance with the terms of the Loan Agreement, to one or more Eligible Assignee(s) all or any part of the Guaranteed Obligations, whereupon each such Eligible Assignee shall become vested with all of the rights in respect thereof granted to such Guaranteed Party herein or otherwise in respect hereof.

16. Miscellaneous. This Guaranty expresses the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, and no obligation of the Guarantor can be released or waived by any Guaranteed Party or any officer or agent of any Guaranteed Party, except by a writing signed by a duly authorized officer of Agent. If any part of this Guaranty is determined to be invalid, the remaining provisions of this Guaranty shall be unaffected and shall remain in full force and effect. No delay or omission on any Guaranteed Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will any Guaranteed Party’s action or inaction impair any such right or power, and all of Guaranteed Parties’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that Guaranteed Parties may have under other agreements, at law or in equity. Time is of the essence of this Guaranty and of each provision hereof. The section headings in this Guaranty are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of this Guaranty. This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty and the signature page of any counterpart may be removed therefrom and attached to any other counterpart. Any manually executed signature page to this Guaranty that is delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

17. Severability. If any provision of this Guaranty is determined to be illegal, unconscionable or unenforceable, all other terms and provisions hereof will nevertheless remain effective and will be enforced to the fullest extent permitted by law.

18. Jury Trial Waiver. The Guarantor and Guaranteed Parties (by their acceptance hereof) each hereby waives the right to a jury trial in any action, suit, proceeding or counterclaim arising out of or related to this Guaranty, and the Guarantor further waives rights arising under applicable statutes or otherwise to require any Guaranteed Party to institute suit against any Borrower or to exhaust any Guaranteed Party’s rights and remedies against any Borrower or any Collateral, the Guarantor being bound to the payment of any and all Guaranteed Obligations to Guaranteed Parties, whether now existing or hereafter accruing as fully as if such Guaranteed Obligations were directly owing to Guaranteed Parties by the Guarantor.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed, sealed and delivered by its duly authorized officers as of the day and year first written above.

SB/RH HOLDINGS, LLC
(“Guarantor”)

By:	/s/ Lisa Carstarphen
Name:	Lisa Carstarphen
Title:	Vice President, Secretary

Address for Notices:

c/o Spectrum Brands, Inc.
Six Concourse Parkway
Suite 3300
Atlanta, Georgia 30328
Attention: John Beattie
Email: John.Beattie@spectrumbrands.com